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                                                                     EXHIBIT 2.4



                            FORM OF CONVERTIBLE NOTE


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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, A SECURITIES PURCHASE AGREEMENT, DATED AS OF THE DATE HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROVISIONS WHICH (A) LIMIT THE CONVERSION RIGHTS OF THE HOLDER, (B) SPECIFY VOLUNTARY AND MANDATORY REPAYMENT, PREPAYMENT AND REDEMPTION RIGHTS AND OBLIGATIONS AND (C) SPECIFY EVENTS OF DEFAULT FOLLOWING WHICH THE REMAINING BALANCE DUE AND OWING HEREUNDER MAY BE ACCELERATED.


No. 1                                                                   $750,000

                              9% CONVERTIBLE NOTE
                                       of


         LAHAINA ACQUISITIONS, INC., a Colorado corporation (together with its successors, the "Company"), for value received hereby promises to pay to:

                     GCA STRATEGIC INVESTMENT FUND LIMITED

(The "Holder") and registered assigns, the principal sum of Seven Hundred Fifty Thousand ($750,000) or, if less, the principal amount of this Note then outstanding, on the Maturity Date by wire transfer of immediately available funds to the Holder in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly in arrears, on (i) the last day of March, June, September and December of each year until the Maturity Date, commencing December 31, 1999 (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an "Interest Payment Date"),
(ii) the Maturity Date, (iii) each Conversion Date, as hereafter defined, and
(iv) the date the principal amount of the Convertible Notes shall be declared to be or shall automatically become due and payable, on the principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below, from the most recent Interest Payment Date to which interest has been paid on this Convertible Note, or if no interest has been paid on this Convertible Note, from the date of this Convertible Note until payment in full of the principal sum hereof has been made.
The Maturity Date is January 31, 2001.


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         The interest rate shall be nine percent (9%) per annum (the "Interest
Rate") or, if less, the maximum rate permitted by applicable law. Past due amounts (including interest, to the extent permitted by law) will also accrue interest at the Interest Rate plus 2% per annum or, if less, the maximum rate permitted by applicable law, and will be payable on demand ("Default Interest"). Interest on this Convertible Note will be calculated on the basis of a 360-day year of twelve 30 day months. All payments of principal and interest hereunder shall be made for the benefit of the Holder pursuant to the terms of the Agreement (hereafter defined). At the option of the Company, interest may be paid in cash or in shares of Common Stock. If the Company determines to pay interest in shares of Common Stock, it shall be required to notify the Holder of such election at least five (5) Business Days prior to the applicable Interest Payment Date. On each Conversion Date, interest shall be paid in shares of Common Stock on the portion of the principal balance of the Convertible Note then being converted. The number of shares of Common Stock issued as interest shall be determined by dividing the dollar amount of interest due on the applicable Interest Payment Date by the product of 9% multiplied by the Conversion Price then in effect.

         This Convertible Note (this "Convertible Note") is one of a duly authorized issuance of $750,000 aggregate principal amount of Convertible Notes of the Company referred to in that certain Securities Purchase Agreement dated as of the date hereof between the Company and the Purchasers named therein (the "Agreement"). The Agreement contains certain additional agreements among the parties with respect to the terms of this Convertible Note, including, without limitation, provisions which (A) limit the conversion rights of the Holder, (B) specify voluntary and mandatory repayment, prepayment and redemption rights and obligations and (C) specify Events of Default following which the remaining balance due and owing hereunder may be accelerated. All such provisions are an integral part of this Convertible Note and are incorporated herein by reference. This Convertible Note is transferable and assignable to one or more Persons, in accordance with the limitations set forth in the Agreement.

         The Company shall keep a register (the "Register") in which shall be entered the names and addresses of the registered holder of this Convertible Note and particulars of this Convertible Note held by such holder and of all transfers of this Convertible Note. References to the Holder or "Holders" shall mean the Person listed in the Register as registered holder of such Convertible Notes. The ownership of this Convertible Note shall be proven by the Register.

         1. CERTAIN TERMS DEFINED. All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for in the Agreement.

         2. COVENANTS. Unless the Majority Holders otherwise consent in writing, the Company covenants and agrees to observe and perform each of its covenants, obligations and undertakings contained in the Agreement, which obligations and undertakings are expressly assumed herein by the Company and made for the benefit of the holder hereof.


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         3.       PAYMENT OF PRINCIPAL. The Company shall repay the remaining unpaid balance of this Convertible Note on the Maturity Date. The Company may, and shall be obligated to, prepay all or a portion of this Convertible Note on the terms specified in the Agreement.

         4.       CONVERSION.

         4.1 CONVERSION OF CONVERTIBLE NOTE. Subject to Section 5 hereof, the Holder shall have the right, at its option, at any time from and after the date of issuance of this Convertible Note, convert the principal amount of this Convertible Note, or any portion of such principal amount, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) determined pursuant to this Section 4.1. The number of shares of Common Stock to be issued upon each conversion of this Convertible Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price in effect on the date (the "Conversion Date") a Notice of Conversion is delivered to the Company by the Holder by facsimile or other reasonable means of communication dispatched prior to 5:00 p.m., New York City Time. The term "Conversion Amount" means, with respect to any conversion of this Convertible Note, the sum of (1) the principal amount of this Convertible Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Convertible Note to the Conversion Date plus
         (3) Default Interest, if any, on the interest referred to in the immediately preceding clause (2) plus (4) at the Holder's option, any amounts owed to the Holder pursuant to Section 4.3 hereof, Section
         10.1 of the Agreement or Section 10.4 of the Agreement.

         4.2 CONVERSION PRICE. Up to 50% of the outstanding principal amount of this Convertible Note shall be converted into a number of shares of Common Stock at a conversion price (the "Conversion Price") equal to the lesser of (i) the average bid price of the Common Stock for the twenty (20) Trading Days prior to the Closing Date, not including the Closing Date, and (ii) based on a formula F/P, where F = the principal amount of the Convertible Note being converted plus accrued and unpaid interest thereon through the date of conversion plus Default Interest, if any, on such interest, and P = the product of 85% multiplied by the average of the five (5) consecutive DWASP for the Common Stock for the five (5) Trading Days ending on the day prior to the Conversion Date ("Floating Conversion Price") (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events as contemplated by Article XI of the Agreement). The remaining 50% of the outstanding principal amount is convertible based on the formula set forth in Section 4.2(ii) herein. The term "DWASP" means, for any security as of any date, the daily-weighted average sales price on the Nasdaq Market as reported by Bloomberg or, if the Nasdaq Market is not the principal trading market for such security, the daily-weighted average sales price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the daily-weighted average sales price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no daily-


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         weighted average sales price is reported for such security by
         Bloomberg, then the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the DWASP cannot be calculated for such security on such date on any of the foregoing bases, the DWASP of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of a majority in interest of Convertible Notes being converted for which the calculation of the closing bid price is required in order to determine the Conversion Price of such Convertible Notes.

         4.3      AUTHORIZED SHARES.

                 (a) Consistent with Section 7.11 of the Agreement, the Company (i) shall promptly irrevocably instruct its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Convertible Note and (ii) agrees that its issuance of this Convertible Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Convertible Note.

                  (b) If at any time a Holder of this Convertible Note submits a Notice of Conversion (x) the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in full in accordance with the provisions of this Article 4 or (y) the Company is prohibited by the applicable rules of the OTC Bulletin Board or the National Market on which the Common Shares are listed and traded at that time to effect such conversion in full as provided in subsection (d) below, without stockholder approval (each, a "Conversion Default"), the Company shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Convertible Note which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized by the Company, or its stockholders, as applicable, at which time the Conversion Price in respect thereof shall be the lower of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date thereafter elected by the Holder in respect thereof. The Company shall pay to the Holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (N/365) x .24 x the Excess Amount on the Conversion Date in respect of the Conversion Default (the "Conversion Default Date"), where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company, or its stockholders, as applicable, authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Convertible Note. The Company shall use its best efforts to authorize, or cause its stockholders to authorize within 90 days of the


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         occurrence of a Conversion Default, as applicable, a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient shares to allow full conversion thereof and (ii) a Conversion Default. The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock (at such time as there are sufficient authorized shares of Common Stock) at the Market Price, at the Holder's option, as follows:

                           (i) In the event the Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth Business Day of the month following the month in which it has accrued; and

                           (ii) In the event the Holder elects to take such payment in Common Stock, the Holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of conversion) at any time after the fifth Business Day of the month following the month in which it has accrued (at such time as there are sufficient authorized shares of Common Stock) in accordance with the terms of this
                  Article 4.

                  (c) The Holder's election pursuant to this Section 4.3 shall be made in writing to the Company at any time prior to 5:00 p.m., New York City Time, on the third Business Day of the month following the month in which Conversion Default payments have accrued. If no election is made, the Holder shall be deemed to have elected to receive cash. Nothing herein shall limit the Holders right to pursue actual damages (to the extent in excess of the Conversion Default Payments) due to the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

                  (d) In no event shall the Company issue more than the Maximum Number of Shares upon conversion of this Convertible Note, unless the Company shall have obtained approval by the stockholders of the Company ("Stockholder Approval") or a waiver of such requirement by the OTC Bulletin Board or the National Market on which the Common Shares are listed and traded at that time. Once the Maximum Number of Shares has been issued (the date of which is hereinafter referred to as the "Maximum Conversion Date"), unless the Company shall have obtained Stockholder Approval or a waiver of such requirement by the OTC Bulletin Board or the National Market on which the Common Shares are listed and traded at that time within 90 days of the Maximum Conversion Date, the Company shall pay to the Holder within five (5) Business Days of the Maximum Conversion Date (or, if the Company is, in good faith, using its best efforts to obtain Stockholder Approval, then the earlier of (x) 90 days following the Maximum Conversion Date, and (y) such date that it becomes reasonably apparent that Stockholder Approval will


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


         not be obtained within such 90 days period), the Formula Price plus accrued and unpaid Default Interest, if any. The Maximum Number of Shares shall be subject to adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof as contemplated by Article XI of the Agreement. With respect to each Holder of Convertible Notes, the Maximum Number of Shares shall refer to such Holder's pro rata share thereof based upon the aggregate principal balance of the Convertible Notes then outstanding. In the event that the Company obtains Stockholder Approval, approval of the OTC Bulletin Board or the National Market on which the Common Shares are listed and traded at that time, or otherwise is able to increase the number of shares to be issued above the Maximum Number of Shares (such increased number being the "New Maximum Number of Shares"), the references to Maximum Number of Shares above shall be deemed to be, instead, references to the New Maximum Number of Shares.

         4.4      METHOD OF CONVERSION.

                  (a) Notwithstanding anything to the contrary set forth herein, upon conversion of this Convertible Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Convertible Note to the Company unless the entire unpaid principal amount of this Convertible Note is so converted. Rather, records showing the principal amount converted (or otherwise repaid) and the date of such conversion or repayment shall be maintained on a ledger substantially in the form of Annex A attached hereto (a copy of which shall be delivered to the Company or transfer agent with each Notice of Conversion). It is specifically contemplated that the Holder hereof shall act as the calculation agent for conversions and repayments. In the event of any dispute or discrepancies, such records maintained by the Holder shall be controlling and determinative in the absence of manifest error or failure of Holder to record the principal amount converted (or otherwise repaid) from time to time, in which events the record of the Company shall be controlling and determinative. The Holder and any assignee, by acceptance of this Convertible Note, acknowledge and agree that, by reason of the provisions of this paragraph, following a conversion of a portion of this Convertible Note, the principal amount represented by this Convertible Note will be the amount indicated on Annex A attached hereto (which may be less than the amount stated on the face hereof).

                  (b) The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Convertible Note in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.


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                  (c) Subject to Section 5 hereof, upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Convertible Note shall be deemed reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article 4, all rights with respect to the portion of this Convertible Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. Subject to
         Section 5 hereof, if the Holder shall have given a Notice of Conversion as provided herein, the Company's obligation to issue and deliver the certificates for shares of Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provisions thereof, the recovery of any judgment against any person or any action by the Holder to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and subject to Section 4.4(a) irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The date of receipt (including receipt via telecopy) of such Notice of Conversion shall be the Conversion Date so long as it is received before 5:00 p.m., New York City Time, on such date.

                  (d) Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the expiration of the Deadline with respect to a conversion of any portion of this Convertible Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company), the Holder shall regain the rights of a Holder of this Convertible Note with respect to such unconverted portions of this Convertible Note and the Company shall, as soon as practicable, return such unconverted Convertible Note to the holder or, if the Convertible Note has not been surrendered, adjust its records to reflect that such portion of this Convertible Note not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 4.3 for the Company's failure to convert this Convertible Note.

                  (e) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in Section
         4.1 and in this Section 4.4, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by


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         crediting the account of Holder's Prime Broker with DTC through its
         Deposit Withdrawal Agent Commission System.


         5.       REDEMPTION BY COMPANY.

         5.1 COMPANY'S RIGHT TO REDEEM. The Company shall have the right, in its sole discretion, upon receipt of a Notice of Conversion at any time after at least $375,000 of this Convertible Note has been converted, to redeem in whole or in part, the remaining unpaid principal amount of this Convertible Note, for cash at a redemption price of 117.5% of the unpaid principal amount plus accrued but unpaid interest as of the date of redemption.

         5.2 MECHANICS OF REDEMPTION. The Company shall effect each such redemption by giving notice of its election to redeem, by facsimile within 2 business days following receipt of a Notice of Conversion, with a copy by either overnight or 2-day courier, with a copy by U.S. Air Mail to the Holder of this Convertible Note to be redeemed at the address and facsimile number of such Holder appearing in the Company's register for the Convertible Notes. Such redemption notice shall indicate whether the Company will redeem all or part of such portion of the Convertible Note to be redeemed and the applicable redemption price. The Company shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has (i) the full amount of the redemption price, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (ii) immediately available credit facilities, in the full amount of the redemption price, with a bank or similar financial institution on the date the redemption notice is sent to the Holders of this Convertible Note.

         5.3 REDEMPTION PRICE. The redemption price shall be paid to the Holder of this Convertible Note within 21 business days of the delivery of the notice of such redemption to such Holder.

6.       HOLDER'S RIGHT TO ADVANCE NOTICE OF ELECTION REDEEM.

         6.1 HOLDER'S RIGHT TO ELECT TO RECEIVE NOTICE OF CASH REDEMPTION BY COMPANY. The Holder of this Convertible Note shall have the right to require Company to provide advance notice stating whether the Company will elect to redeem all or part of the redeemable portion in cash, pursuant to the Company's redemption rights discussed in Section
         5.1 above.

         6.2 MECHANICS OF HOLDER'S ELECTION NOTICE. Holder shall give notice to the Company by facsimile (the "Election Notice"), requiring that the Company disclose whether the Company would elect to redeem the redeemable portion of this Convertible Note (in whole or in part) if the Holder were to provide a Notice of Conversion and sought to convert the Convertible Note in such principal amount as is specified in the Notice of Election.

         6.3 COMPANY'S RESPONSE. Company must respond, disclosing its election, within two (2) business days of receipt of Holder's Election Notice via facsimile. If Company does not respond to Holder within two
         (2) business days (by 12:00 noon, if required above) via facsimile, Company shall be deemed to have forfeited its right to exercise redemption pursuant to Section 5(a) upon its receipt of (but only with respect to) that Notice of Conversion.

         7. MISCELLANEOUS. This Convertible Note shall be deemed to be a contract made under the laws of the State of Georgia, and for all purposes shall be governed by and construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Convertible Note, except as specifically provided herein, and asset to extensions of the time of payment, or forbearance or other indulgence without notice. The Company hereby submits to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia and of any Georgia state court sitting in Atlanta, Georgia for purposes of all legal proceedings arising out of or relating to this Convertible Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Convertible Note.

         The Holder of this Convertible Note by acceptance of this Convertible Note agrees to be bound by the provisions of this Convertible Note which are expressly binding on such Holder.


                            [SIGNATURE PAGE FOLLOWS]


                                       9

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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

         Dated: December 4th, 1998



                                           LAHAINA ACQUISITIONS, INC.


                                           By: /s/ GRAHAM M. COOPER
                                              -----------------------
                                           Name:   GRAHAM M. COOPER
                                                ---------------------
                                           Title:  PRESIDENT
                                                 --------------------

                                    ANNEX A

                        CONVERSION AND REPAYMENT LEDGER

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                                    INTEREST      PRINCIPAL CONVERTED
DATE      PRINCIPAL BALANCE    CONVERTED OR PAID        OR PAID          NEW PRINCIPAL BALANCE    ISSUER INITIALS    HOLDER INITIALS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

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

FULL NAME AND ADDRESS OF SUBSCRIBER FOR REGISTRATION PURPOSES:


NAME:

ADDRESS:


TEL NO:

FAX NO:

CONTACT
NAME:


DELIVERY INSTRUCTIONS (IF DIFFERENT FROM REGISTRATION NAME):


NAME:

ADDRESS:


TEL NO:

FAX NO:

CONTACT
NAME:

SPECIAL INSTRUCTIONS:
                     -----------------------------------------------------------
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            --------------------------------------------------------------------

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder

                   in order to Convert the Convertible Note)



                  The undersigned hereby irrevocably elects to convert $________ of the principal balance of the Convertible Note into shares of Common Stock, no par value per share (the "Common Stock"), of Lahaina Acquisitions, Inc. (the "Company") according to the conditions hereof, as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. The undersigned, as contemplated by Section 5.1 of the Securities Purchase Agreement pursuant to which the Convertible Note was issued, hereby states that the representations and warranties of the undersigned set forth therein are true and correct in all material respects as of the date hereof (provided, the undersigned makes no representations concerning its investment intent with respect to the Common Stock received upon this conversion).

Conversion calculations:


                         --------------------------------------------
                         Date of Conversion


                         --------------------------------------------
                         Applicable Conversion Price


                         --------------------------------------------
                         Number of Shares


                         --------------------------------------------
                         Name/Signature

                         Address:


                         --------------------------------------------

                         --------------------------------------------